Exhibit 99.1
FOR IMMEDIATE RELEASE
Cornerstone Therapeutics Reports Second Quarter 2011 Financial Results
•	Management introduced a new strategic vision in the second quarter with the goal of focused growth in the respiratory, hospital and related specialty markets

•	The balance sheet continued to strengthen providing capital to fund the growth strategy as cash increased 82% to $92.8 million as of June 30, 2011 compared to December 31, 2010

•	Strategic products’ net product sales grew 3% and 11% for the three and six months ended June 30, 2011, respectively, compared to the same periods in 2010

•	Curosurf® volume achieved an all-time high in the month of June and increased 6.2% in the second quarter compared to the second quarter of 2010
CARY, N.C., August 4, 2011 — Cornerstone Therapeutics Inc. (NASDAQ: CRTX) today reported net product sales from strategic products were 67% of total net product sales, or $18.7 million, for the second quarter of 2011, an increase from the 64% of total net product sales, or $18.1 million, for the second quarter of 2010. Net product sales from strategic products were 68% of total net product sales, or $39.7 million, for the first six months of 2011, an increase from the 55% of total net product sales, or $35.6 million, for the first six months of 2010. Overall, total net revenues were $28.0 million for the second quarter of 2011, compared to $28.5 million for the second quarter of 2010, and total net revenues for the first six months of 2011 were $58.0 million, compared to $64.9 million for the same period in 2010.
Net income was $0.2 million, or $0.01 per diluted share, for the second quarter of 2011, compared to a net loss of $0.4 million, or negative $0.02 per diluted share, for the second quarter of 2010. For the first six months of 2011, net income was $1.9 million, or $0.07 per diluted share, compared to net income of $4.6 million, or $0.18 per diluted share, for the first six months of 2010. On a non-GAAP basis, net income was $2.8 million, or $0.11 per diluted share, for the second quarter of 2011, compared to non-GAAP net income of $2.5 million, or $0.10 per diluted share, for the second quarter of 2010. For the first six months of 2011, on a non-GAAP basis, net income was $8.8 million, or $0.34 per diluted share, compared to non-GAAP net income of $9.4 million, or $0.36 per diluted share, for the first six months of 2010. Non-GAAP net income and net income per diluted share exclude amortization of product rights and stock-based compensation expense.
“During the second quarter, we made advances in the execution of our strategy as we increased market penetration with our strategic products and focused our development pipeline.” said Craig A. Collard, Cornerstone’s President and Chief Executive Officer. “With available cash exceeding $92 million and no debt, we continue to evaluate opportunities to invest funds to drive our future growth.”

A breakdown of net revenues for the second quarter and first half of 2011 (in thousands, except percentages) follows:

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2011	2010	$	%	2011	2010	$	%

Net Product Sales
Curosurf	$8,547	$8,619	$(72)	-1%	$16,055	$15,716	$339	2%
Zyflo® product family	6,585	8,007	(1,422)	(18)	13,997	14,281	(284)	(2)
Factive®	1,664	1,206	458	38	4,464	3,313	1,151	35
Spectracef® product family	1,892	307	1,585	516	5,169	2,284	2,885	126

Total strategic products	18,688	18,139	549	3	39,685	35,594	4,091	11
AlleRx® Dose Pack products	9,173	5,924	3,249	55	20,754	18,293	2,461	13
HyoMax® product family	623	1,900	(1,277)	(67)	1,411	5,799	(4,388)	(76)
Other products	(520)	2,497	(3,017)	(121)	(3,911)	5,166	(9,077)	(176)

Total net product sales	27,964	28,460	(496)	(2)	57,939	64,852	(6,913)	(11)
License and royalty agreement revenues	75	5	70	1,400	97	19	78	411

Net Revenues	$28,039	$28,465	$(426)	-1%	$58,036	$64,871	$(6,835)	-11%

Gross margin (exclusive of license and royalty agreement revenues and amortization of product rights) was 75% for the second quarter of 2011, compared to 71% for the comparable period of 2010. The lower gross margin for the second quarter of 2010 was due to additional reserves for potential product returns of approximately $3.0 million.
Selling, general and administrative expenses decreased $1.2 million, or 9%, in the second quarter of 2011 compared to the second quarter of 2010. The decrease was primarily due to reduced marketing and promotional spending for FACTIVE and decreases in co-promotion expenses related to our propoxyphene/acetaminophen products, which were withdrawn from the market in November of 2010.
Royalty expenses decreased $0.5 million, or 19%, during the second quarter of 2011 compared to the second quarter of 2010. The reduction in royalty expense was primarily due to the reduction in net product sales from our HYOMAX products and the voluntary withdrawal of our propoxyphene/acetaminophen products, partially offset by increased net product sales of ALLERX Dose Pack products.
Research and development expenses decreased $1.2 million, or 66%, during the second quarter of 2011 compared to the second quarter of 2010. The reduction in R&D expense was primarily due to decreased expenses related to CRTX 067 and the timing of other product development expenses, consistent with our development plan.
As of June 30, 2011, we had $92.8 million in cash and cash equivalents, an increase of $41.8 million compared to December 31, 2010. The increase in cash for the first half of 2011 was driven primarily by collections of receivables in connection with the ALLERX Dose Pack products.
Conference Call Information
Cornerstone Therapeutics will host a conference call today at 8:30 AM ET to discuss its financial results for the quarter ended June 30, 2011. To participate in the live conference call, please dial 800-817-8867 (U.S. callers) or 913-981-5572 (international callers), and provide passcode 8822874. A live webcast of the call will also be available through the Investors—Webcasts & Presentations section of the Company’s website at http://www.crtx.com. Please allow extra time prior to the webcast to register and to download and install any necessary audio software.

The conference call and the webcast will be archived for 30 days. The telephone replay of the call will be available today at 11:30 AM ET, by dialing 888-203-1112 (U.S. callers) or 719-457-0820 (international callers), and providing passcode 8822874.
About Cornerstone Therapeutics
Cornerstone Therapeutics Inc. (Nasdaq: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on developing, acquiring, and commercializing products for the respiratory, hospital and related specialty markets. Key elements of the Company’s strategy are to focus on identifying therapeutic niches within respiratory, hospital and related specialty markets to leverage existing business and create new opportunities; promote the Company’s current products to high prescribing physicians through the Company’s respiratory sales force and to hospital-based healthcare professionals through the Company’s hospital sales force; license or acquire rights to existing patent- or trade secret-protected, branded products, which can be promoted through the same channels to generate on-going high-value earnings streams; advance the Company’s development projects and further build a robust pipeline; and generate revenues by marketing approved generic products through the Company’s wholly owned subsidiary, Aristos Pharmaceuticals, Inc.
Use of Non-GAAP Financial Measures
This press release highlights the Company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs and charges that are excluded from non-GAAP results. By publishing the non-GAAP financial measures, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management evaluates results and makes operating and compensation decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release. For more information about these non-GAAP measures, please see Part I, Item 2 of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on May 12, 2011.
Safe Harbor Statement
Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.
There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our “critical accounting estimates”; our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; our ability to replace the revenues from our marketed unapproved products, which we ceased manufacturing and distributing at the end of 2010, and from our propoxyphene products, which we voluntarily withdrew from the U.S. market in November 2010 at the request of the U.S. Food and Drug Administration, or FDA; patient, physician and third-party payor acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products with FDA-approved marketing applications; our ability to obtain FDA approval to market and sell our products under development; our ability to enter into additional strategic licensing product acquisition, collaboration or co-promotion transactions on favorable terms, if at all; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our product candidates and whether such results will be indicative of results obtained in later clinical trials; our ability to develop and commercialize our product candidates before our competitors develop and commercialize competing products; our ability to satisfy FDA and other regulatory requirements; our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the SEC on March 3, 2011 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this press release reflect our expectations and beliefs only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
Trademarks
Curosurf® is owned by Chiesi Farmaceutici S.p.A. Spectracef® is owned by Meiji Seika Kaisha Ltd. Factive® is owned by LG Life Sciences, Ltd. Curosurf, Spectracef and Factive are licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States and, with respect to Factive, certain other countries.
FINANCIAL TABLES FOLLOW
Contacts
Investor Relations Contacts:
Westwicke Partners, John Woolford, +1-443-213-0506, john.woolford@westwicke.com or Westwicke
Partners, Stefan Loren, Ph.D., +1-443-213-0507, sloren@westwicke.com;
Media Relations Contact:

Fleishman-Hillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net revenues	$28,039	$28,465	$58,036	$64,871
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	7,041	8,153	14,578	14,972
Selling, general and administrative	11,604	12,814	24,874	25,239
Royalties	2,148	2,648	4,645	7,246
Research and development	614	1,795	1,173	2,701
Amortization of product rights	6,092	3,595	9,686	7,190

Total costs and expenses	27,499	29,005	54,956	57,348

Income (loss) from operations	540	(540)	3,080	7,523

Other expenses:
Interest expense, net	(42)	(9)	(83)	(10)

Total other expenses	(42)	(9)	(83)	(10)

Income (loss) before income taxes	498	(549)	2,997	7,513
(Provision for) benefit from income taxes	(301)	149	(1,058)	(2,900)

Net income (loss)	$197	$(400)	$1,939	$4,613

Net income (loss) per share, basic	$0.01	$(0.02)	$0.08	$0.18

Net income (loss) per share, diluted	$0.01	$(0.02)	$0.07	$0.18

Weighted-average common shares, basic	25,673,667	25,405,165	25,577,314	25,377,575

Weighted-average common shares, diluted	26,246,073	25,405,165	26,167,997	25,997,176

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$92,793	$50,945
Accounts receivable, net	25,833	76,476
Inventories, net	14,043	15,174
Prepaid and other current assets	3,343	5,111
Income tax receivable	1,409	197
Deferred income tax asset	5,490	6,599

Total current assets	142,911	154,502

Property and equipment, net	1,576	1,486
Product rights, net	102,642	112,328
Goodwill	13,231	13,231
Amounts due from related parties	38	38
Long-term accounts receivable	—	7,866
Other assets	1,312	687

Total assets	$261,710	$290,138

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,029	$7,671
Accrued expenses	38,593	46,599
License agreement liability	1,449	1,368
Current portion of capital lease	86	83
Current portion of deferred revenue	30,871	37,616

Total current liabilities	80,028	93,337

Capital lease, less current portion	102	146
Deferred revenue, less current portion	1,558	19,578
Deferred income tax liability	4,038	4,679

Total liabilities	85,726	117,740

Stockholders’ equity
Preferred stock — $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.001 par value, 90,000,000 shares authorized; 25,769,664 and 25,472,963 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	26	25
Additional paid-in capital	161,752	160,106
Retained earnings	14,206	12,267

Total stockholders’ equity	175,984	172,398

Total liabilities and stockholders’ equity	$261,710	$290,138

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2011	2010
	(Unaudited)
Cash flows from operating activities
Net income	$1,939	$4,613
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	7,429	7,365
Provision for prompt payment discounts	1,998	2,049
Recovery of inventory allowances	(235)	(367)
Impariment of product rights	2,500	—
Stock-based compensation	884	655
Benefit from (provision for) deferred income taxes	468	(2,431)
Changes in operating assets and liabilities:
Accounts receivable	48,645	323
Inventories	1,366	(1,659)
Prepaid expenses, long-term accounts receivable and other assets	9,009	2,086
Accounts payable	1,358	(1,809)
Accrued expenses and license agreement liability	(7,925)	4,305
Income taxes receivable	(1,212)	954
Deferred revenue	(24,765)	10,822

Net cash provided by operating activities	41,459	26,906

Cash flows from investing activities
Purchase of property and equipment	(333)	(278)

Net cash used in investing activities	(333)	(278)

Cash flows from financing activities
Proceeds from exercise of common stock options and warrants	311	516
Excess tax benefit from stock-based compensation	452	455
Principal payments on capital lease obligation	(41)	(6)

Net cash provided by financing activities	722	965

Net increase in cash and cash equivalents	41,848	27,593
Cash and cash equivalents as of beginning of year	50,945	18,853

Cash and cash equivalents as of end of year	$92,793	$46,446

CORNERSTONE THERAPEUTICS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data — unaudited)
The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

GAAP income (loss) from operations	$540	$(540)	$3,080	$7,523
Add: stock-based compensation	505	375	884	655
Add: amortization of product rights	6,092	3,595	9,686	7,190

Non-GAAP income from operations	$7,137	$3,430	$13,650	$15,368

GAAP net income (loss)	$197	$(400)	$1,939	$4,613
Add: stock-based compensation	505	375	884	655
Add: amortization of product rights	6,092	3,595	9,686	7,190
Less: tax effects related to above items[1]	(3,987)	(1,077)	(3,731)	(3,028)

Non-GAAP net income	$2,807	$2,493	$8,778	$9,430

GAAP net income (loss) per share, diluted	$0.01	$(0.02)	$0.07	$0.18

Non-GAAP net income per share, diluted	$0.11	$0.10	$0.34	$0.36

Shares used in diluted net income per share calculation:
GAAP net income	26,246,073	25,405,165	26,167,997	25,997,176

Non-GAAP net income	26,246,073	26,042,093	26,167,997	25,997,176

[1]	Tax effects for the three months ended June 30, 2011 and 2010 are calculated using effective tax rates of 60.4% and 27.1% respectively.

Tax effects for the six months ended June 30, 2011 and 2010 are calculated using effective tax rates of 35.3% and 38.6% respectively.